Exhibit 32.01

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned hereby certifies that to his knowledge the annual report of Sonic Corp. (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Date: October 26, 2007

/s/ J. Clifford Hudson
J. Clifford Hudson,
Chief Executive Officer